EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the following registration statements pertaining to the Harris Corporation Retirement Plan of our report dated June 21, 2011 with respect to the financial statements and supplemental schedule of the Harris Corporation Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.
Form S-8 No. 333-163647 Harris Corporation Retirement Plan
/s/ Ernst & Young LLP
Certified Public Accountants
Boca Raton, Florida
June 21, 2011